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                                                                    ATTACHMENT I


                    IBM ANNOUNCES 2001 FIRST-QUARTER RESULTS
                             1Q01 EPS increased 18%

      ARMONK, N.Y., April 18, 2001 . . . IBM today announced first-quarter 2001 diluted earnings per common share of $.98, an 18 percent increase compared with diluted earnings per common share of $.83 in the first quarter of 2000. First-quarter 2001 net income was $1.75 billion, a 15 percent increase from the year-earlier period. IBM's first-quarter 2001 revenues totaled $21.0 billion, an increase of 9 percent (14 percent at constant currency) compared with the first quarter of 2000.

      Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"The momentum we saw building in the latter part of 2000 continued in the first quarter of 2001. In the face of weakening economic conditions, the validity of the strategies we put in place over the last five years was underscored time and time again. For example, services revenues, excluding maintenance, grew 21 percent while our technological leadership drove microelectronics OEM revenues up 117 percent and our Shark storage revenues grew 82 percent. Within distributed software, revenues increased 53 percent for our leading Web management software, WebSphere, and our database revenues grew 36 percent.

      "At the same time, our UNIX-based pSeries revenues were up 33 percent, our PC-based xSeries revenues grew 14 percent, and z900 mainframe MIPS grew 40 percent. In addition, our global presence proved, once again, to be a unique competitive advantage, with revenues from Asia up 18 percent, Europe up 11 percent, and the Americas up 7 percent. Although industry data is not yet available, it seems probable that we gained market share in nearly all of our strategic businesses.

      "Times like these play to our strengths as a diversified, services-led company," Mr. Gerstner said. "Moreover, many in our industry have gotten a bit carried away over the last few years by the exaggerated expectations for the Internet world. During that same period, we have remained totally focused on two things: building the world's most powerful services company and creating real technology breakthroughs that now give us leadership products in components, software and hardware.

      "However, not all the news was good in the quarter. The desktop segment is hurting -- and it is not just a cyclical issue. This is a mature business, and it no longer drives the economics of the IT industry. Related to this, our hard disk drive and display businesses, which sell to the PC segment, were also weak. Finally, while we are pleased with our 14 percent revenue growth, we have not lost sight of the fact that the first quarter of last year was quite weak.

      "Looking forward, we are no better than others in predicting how the current economic uncertainty will unfold," Mr. Gerstner said. "IBM is certainly not immune to broad cutbacks in customer spending. However, based on recent results, we expect we will outperform most of our competitors in whatever market emerges this year."

      In the Americas, first-quarter revenues were $9.0 billion, an increase of 6 percent (7 percent at constant currency) from the 2000 period, led by IBM Global Services. Revenues from Europe/Middle East/Africa were $5.6 billion, up 3 percent (11 percent at constant currency). Asia-Pacific revenues increased 8 percent (18 percent at constant currency) to $4.3 billion, with a particularly strong performance in strategic outsourcing. OEM revenues increased 48 percent (49 percent at constant currency) to $2.1 billion compared


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with the first quarter of 2000.

      Hardware revenues increased 11 percent (15 percent at constant currency) to $8.5 billion from the 2000 first quarter. Personal computer revenues increased, with particular strength in mobile products. Revenue growth in the pSeries UNIX server family was led by strong sales of mid-range and high-end Web server models. Revenues from the mid-range iSeries line declined significantly due to product transitions, while shipments were strong for IBM's new zSeries z900 mainframe servers, as measured in MIPS (millions of instructions per second). Total storage revenues increased, led by Shark, and microelectronics revenues surged.

      Revenues from IBM Global Services, including maintenance, grew 12 percent (18 percent at constant currency) in the first quarter to $8.5 billion. Global Services revenues, excluding maintenance, increased 15 percent (21 percent at constant currency). Revenues from e-business services increased more than 40 percent. IBM signed $10.2 billion in services contracts -- a record for a first quarter -- and concluded the quarter with a total services contract backlog of approximately $87 billion.

      Software revenues were essentially flat at $2.9 billion (up 5 percent in constant currency) over the prior year's first quarter. Operating system revenues increased, led by the pSeries, and middleware revenues grew, led by database and Web management software. Tivoli and Lotus revenues declined, reflecting ongoing transitions within both units. Tivoli is increasingly focused on storage and security offerings, while Lotus is expanding into new growth areas such as knowledge management software.

      Global Financing revenues increased 2 percent (5 percent at constant currency) in the first quarter to $832 million.

      Revenues from the Enterprise Investments/Other area, which includes custom hardware and software products for specialized customer uses, declined 19 percent (14 percent at constant currency) year over year to $276 million. These results are consistent with IBM's strategy to increasingly work with third-party companies in the development and distribution of these products.

      The company's total gross profit margin was 36.1 percent in the 2001 first quarter compared with 35.8 percent in the 2000 first quarter.

      First-quarter expenses were $5.1 billion. The company's expense-to-revenue ratio improved by 0.3 points year over year to 24.3 percent. This improvement was due, in part, to productivity gains from e-procurement, online learning, and other actions related to IBM's continuing transformation into an e-business.

      IBM's tax rate in the first quarter was 29.7 percent compared with 30.0 percent in the first quarter of last year.

      IBM spent approximately $1.3 billion on share repurchases in the first quarter. The average number of basic common shares outstanding in the quarter was 1.74 billion compared with 1.78 billion shares in the same period of 2000. There were 1.74 billion basic common shares outstanding at March 31, 2001.

      The company's debt in support of operations, excluding global financing, increased $690 million from year-end 2000 to $1.8 billion, resulting in a debt-to-capitalization ratio of 9 percent at the end of the first quarter 2001. Global financing debt declined $434 million from year-end 2000 to a total of $27.1 billion, resulting in a debt-to-equity ratio of 6.8 to 1.

      Effective in the first quarter of 2001, results reflect changes the company made in the organization of its hardware business segments. These changes include the transfer of the Intel-based xSeries servers from the Personal Systems Group to the Enterprise Systems Group - server division, and the transfer of the Printing Systems Division from the Technology Group to the newly formed Personal and Printing Systems Group, consisting of the realigned personal computer division, retail store solutions division and the


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Printing Systems division. First-quarter 2000 results have been reclassified to conform to the 2001 presentation.

Forward-Looking and Cautionary Statements

      Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

      INTERNATIONAL BUSINESS MACHINES CORPORATION

              COMPARATIVE FINANCIAL RESULTS
                     (Unaudited)


                              Three months ended March 31
(Dollars in millions                              Percent
except per share amounts)        2001     2000*    Change
                              -------   -------   -------
REVENUE

 Hardware                      $8,547    $7,712     10.8%
  Gross profit margin            30.2%     27.4%

 Global Services                8,471     7,552     12.2%
  Gross profit margin            25.5%     25.9%

 Software                       2,918     2,927     -0.3%
  Gross profit margin            80.2%     80.0%

 Global Financing                 832       816      2.1%
  Gross profit margin            47.3%     43.5%

 Enterprise Investments /
 Other                            276       341    -19.2%
  Gross profit margin            49.5%     47.6%


TOTAL REVENUE                  21,044    19,348      8.8%


GROSS PROFIT                    7,608     6,934      9.7%
  Gross profit margin            36.1%     35.8%


EXPENSE

 S,G&A                          3,808     3,706      2.8%
  Expense to revenue             18.1%     19.2%

 R,D&E                          1,203     1,172      2.6%
  Expense to revenue              5.7%      6.1%

 Other income                      36      (189)  -119.2%
 Interest expense                  72        75     -5.0%

TOTAL EXPENSE                   5,119     4,764      7.4%


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  Expense to revenue             24.3%     24.6%

INCOME BEFORE
INCOME TAXES                    2,489     2,170     14.7%
  Pre-tax margin                 11.8%     11.2%

Provision for
income taxes                      739       651     13.6%
  Effective tax rate             29.7%     30.0%

NET INCOME                     $1,750    $1,519     15.2%
  Net margin                      8.3%      7.8%

Preferred stock
dividends                           5         5

NET INCOME
APPLICABLE TO COMMON
SHAREHOLDERS                   $1,745    $1,514     15.3%
                               ======    ======
EARNINGS PER SHARE
OF COMMON STOCK
  - ASSUMING DILUTION           $0.98     $0.83     18.1%
                               ======    ======
EARNINGS PER SHARE
OF COMMON STOCK
  - BASIC                       $1.00     $0.85     17.6%
                               ======    ======
AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED                     1,781.2   1,830.0
  BASIC                       1,740.9   1,777.2


 * Reclassified to conform with 2001 presentation.


               INTERNATIONAL BUSINESS MACHINES CORPORATION
               CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              (Unaudited)


                                        At           At
(Dollars in millions)             March 31, December 31,  Percent
                                      2001         2000    Change
                                  --------  -----------   -------
ASSETS

 Cash, cash equivalents,
 and marketable securities          $3,867       $3,722      3.9%

 Receivables - net, inventories,
 and prepaid expenses               38,108       40,158     -5.1%

 Plant, rental machines,
 and other property - net           16,514       16,714     -1.2%

 Investments and other assets       26,301       27,755     -5.2%
                                  --------     --------
TOTAL ASSETS                       $84,790      $88,349     -4.0%
                                  ========     ========



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LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                   $10,910      $10,205      6.9%
 Long-term debt                     17,923       18,371     -2.4%
                                  --------     --------
 Total debt                         28,833       28,576      0.9%

 Accounts payable, taxes,
 and accruals                       21,992       26,201    -16.1%

 Other liabilities                  12,499       12,948     -3.5%
                                  --------     --------
TOTAL LIABILITIES                   63,324       67,725     -6.5%

STOCKHOLDERS' EQUITY                21,466       20,624      4.1%
                                  --------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $84,790      $88,349     -4.0%
                                  ========     ========


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                  SEGMENT DATA
                                   (Unaudited)


                                    FIRST QUARTER 2001
                       -----------------------------------------------
                                Revenue             Pre-tax    Pre-tax
(Dollars in millions)  ---------------------------  Income     Income
                       External  Internal   Total   (Loss)     Margin
                       --------  --------  -------  -------    -------
SEGMENTS

Technology              $2,317     $549    $2,866    $131        4.6%
          % change        49.2%   -30.6%     22.3%     nm
Personal and Printing
Systems                  3,176       18     3,194     (58)      -1.8%
          % change         1.8%    80.0%      2.0%   35.6%
Enterprise Systems       3,136      167     3,303     391       11.8%
          % change         6.5%     1.2%      6.2%    6.0%
Global Services          8,471      589     9,060   1,068       11.8%
          % change        12.2%    -1.0%     11.2%    7.0%
Software                 2,918      214     3,132     586       18.7%
          % change        -0.3%    22.3%      1.0%    0.9%
Global Financing           834      226     1,060     273       25.8%
          % change         0.7%     9.7%      2.5%   -5.2%
Enterprise Investments     253        1       254    (140)     -55.1%
          % change       -25.8%     0.0%    -25.7% -225.6%

TOTAL SEGMENTS          21,105    1,764    22,869   2,251        9.8%
          % change         9.6%    -9.2%      7.8%    6.9%

Eliminations / Other       (61)  (1,764)   (1,825)    238

TOTAL IBM              $21,044       $0   $21,044  $2,489       11.8%
          % change         8.8%     0.0%      8.8%   14.7%

nm - not meaningful



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                                   FIRST QUARTER 2000*
                       ----------------------------------------------
                                Revenue             Pre-tax    Pre-tax
(Dollars in millions)  ---------------------------  Income     Income
                       External  Internal   Total   (Loss)     Margin
                       --------  --------  -------  -------    -------
SEGMENTS

Technology              $1,553     $791    $2,344      $2        0.1%
Personal and Printing
Systems                  3,120       10     3,130     (90)      -2.9%
Enterprise Systems       2,944      165     3,109     369       11.9%
Global Services          7,552      595     8,147     998       12.2%
Software                 2,927      175     3,102     581       18.7%
Global Financing           828      206     1,034     288       27.9%
Enterprise Investments     341        1       342     (43)     -12.6%

TOTAL SEGMENTS          19,265    1,943    21,208   2,105        9.9%

Eliminations / Other        83   (1,943)   (1,860)     65

TOTAL IBM              $19,348       $0   $19,348  $2,170       11.2%

 * Reclassified to conform with 2001 presentation.


PRE-TAX INCOME - THE EFFECT OF BUSINESS SEGMENT CHANGES

                                   FIRST QUARTER 2000
                               ---------------------------
                                Previously
                                 Reported
                                 Pre-tax   Pre-tax
(Dollars in millions)             Income    Income    Net
                                  (Loss)    (Loss)  Change
SEGMENTS                       ---------    ------   -----

Technology                          $20        $2    ($18)
Personal and Printing
Systems                            (178)      (90)     88
Enterprise Systems                  439       369     (70)
Global Services                     998       998       0
Software                            581       581       0
Global Financing                    288       288       0
Enterprise Investments              (43)      (43)      0

TOTAL SEGMENTS                   $2,105    $2,105      $0




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